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                                                        Exhibit 10.25

                             STOCKHOLDERS AGREEMENT
                             ----------------------

         AGREEMENT dated as of June 20, 1997 by and among Sygnet Wireless, Inc., an Ohio corporation (the "COMPANY"), Boston Ventures Limited Partnership V, a Delaware limited partnership ("BOSTON VENTURES"), and J.D. Williamson, II and Warren P. Williamson, III, each an individual resident of Ohio (the "WILLIAMSONS").

                                  Introduction
                                  ------------

         In order to induce Boston Ventures to make an investment in the Company, and to provide for the ongoing ownership and governance of the Company, the Company, Boston Ventures and the Williamsons, who are principal stockholders of the Company, wish to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.  CERTAIN DEFINITIONS.
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         SECTION 1.01. CERTAIN DEFINITIONS. As used herein, "INVESTMENT
AGREEMENT" means the Investment Agreement dated June 20, 1997 among the Company and Boston Ventures, as amended from time to time. As used herein, "ORIGINAL STOCKHOLDERS" means the Williamsons and each other Stockholder that first becomes a Stockholder as a result of acquiring Stock from one of the Williamsons or from another Original Stockholder on or after the date hereof. As used herein, "INVESTORS" means Boston Ventures, and each other Stockholder that first becomes a Stockholder as a result of acquiring Stock from Boston Ventures or from another Investor. As used herein, "STOCK" means all outstanding capital stock of the Company. As used herein, "STOCKHOLDERS" means the Investors and the Original Stockholders.

ARTICLE II.  BOARD OF DIRECTORS; VOTING.
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         SECTION 2.01. BOARD SIZE. At all meetings (and written actions in lieu of meetings) of stockholders of the Company at which the number of directors of the Company is to be determined, each Stockholder shall vote all of such Stockholder's Stock to




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fix the number of directors of the Company at not more than eleven.

         SECTION 2.02.  ELECTION OF DIRECTORS. Except as provided in Section
2.04 below, at all meetings (and written actions in lieu of meetings) of stockholders of the Company at which directors are to be elected, each Stockholder shall vote all of such Stockholder's Stock so that there will be (in addition to any other directors of the Company) two directors designated by Boston Ventures (the "INVESTOR DIRECTORS").

         SECTION 2.03. REMOVAL. Each Stockholder agrees to vote such Stockholder's Stock, at all meetings (and written actions in lieu of meetings) of stockholders of the Company to remove any director designated under Section 2.02, if so requested by Boston Ventures. Each Stockholder agrees not to vote such Stockholder's Stock in favor of the removal of any such director other than in accordance with the preceding sentence.

         SECTION 2.04. VACANCIES. Each Stockholder agrees to vote such Stockholder's Stock, at all meetings (and written actions in lieu of meetings) of stockholders of the Company to fill any vacancy on the Board of Directors caused by the resignation or removal of any director to be designated under 2.02, with a nominee selected as provided therein.

         SECTION 2.05. COVENANTS. Each Stockholder agrees to vote such Stockholder's Stock, at all meetings (and written actions in lieu of meetings) of stockholders of the Company in a manner that is consistent with the covenants of the Company contained in the Investment Agreement, including without limitation Section 5.05 therein, and which will not result in a breach thereof.

ARTICLE III.   TRANSFER RESTRICTIONS; RIGHTS OF FIRST REFUSAL AND
------------   --------------------------------------------------
               CO-SALE.
               --------

         SECTION 3.01. NO TRANSFER. No Stockholder may sell, pledge, give, assign, distribute, hypothecate, mortgage or transfer (all hereinafter referred to as "TRANSFER") any Stock owned by such Stockholder, directly or indirectly, to any other person or entity, except (a) after January 1, 2000 and upon compliance with the other provisions of this Article III or (b) as permitted by
Section 3.05.

         SECTION 3.02. OFFER TO COMPANY AND STOCKHOLDERS; CO-SALE. If a Stockholder (the "TRANSFERRING STOCKHOLDER") desires to transfer any of such Stockholder's shares of Stock, such Stockholder shall first offer such shares to the Company and the other Stockholders by written notice (the "INITIAL NOTICE") stating the name of the proposed transferee, the number of shares such Stockholder desires to transfer and the proposed price



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(expressed in U.S. dollars) and terms of transfer (which shall be for cash payable at the time of transfer). The Company and the other Stockholders shall then have 30 days within which to give notice (the "RETURN NOTICE") of the maximum number of such shares they wish to acquire at the specified price and terms. Copies of each Return Notice shall be sent to the Company and to the other Stockholders.

         Subject to any applicable restrictions on the Company (including without limitation under the Investment Agreement), the Company shall be entitled to purchase any or all of the shares offered. If the Company elects to purchase fewer than all of the shares offered, the other Stockholders (other than the Transferring Stockholder) shall be entitled to acquire the balance of the shares remaining on a pro rata basis, calculated as a fraction, the numerator of which is the number of shares of Common Stock owned by such Stockholder and the denominator of which is the number of shares of Common Stock owned by all Stockholders (other than the Transferring Stockholder). If any Stockholder elects to acquire less than such Stockholder's pro rata portion of the available Stock, the other Stockholders (other than the Transferring Stockholder) may acquire a pro rata portion of the balance of the Stock remaining.

         In addition to the foregoing, in the Return Notice, the other Stockholders shall indicate whether, if the Company and the Stockholders do not elect to acquire all Stock offered by the Transferring Stockholder, they desire to have a proportionate number of their shares of Stock transferred in the same transaction. In that event, the Transferring Stockholder may not transfer any Stock unless the transferee also acquires a proportionate amount of the Stock of each other Stockholder who requested that Stock be included in such transfer, on the price and terms specified in the Initial Notice. For purposes of this Section, all classes of Common Stock shall be treated as a single class.

         SECTION 3.03. PAYMENT. If the Company and the other Stockholders give notice of their intention to acquire all of the shares of Stock pursuant to
Section 3.02, the Company shall, at the close of the 30-day period provided in
Section 3.02 for delivery of the Return Notice, confirm by notice to the Transferring Stockholder and the other Stockholders the number of shares to be acquired by the other Stockholders and by the Company. Payment for such shares shall be delivered within 20 days thereafter at the price and on the terms specified in the Initial Notice, against receipt from the Transferring Stockholder of certificates for the shares purchased, duly endorsed for transfer, free and clear of all liens, restrictions, claims and encumbrances, except under applicable securities laws and this Agreement.



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         SECTION 3.04.  RIGHT TO SELL. If, at the close of the 30-day period provided in Section 3.02 for delivery of the Return Notice, the Company and the other Stockholders have not sent notice of their intention to acquire, in the aggregate, all of the Stock offered, the Transferring Stockholder shall have 90 days to transfer the Stock which is not being purchased by the Company or a Stockholder to the third party specified in the Initial Notice, together with any additional Stock to be included in such transfer pursuant to the last paragraph of Section 3.02, at the price and on the terms specified therein. The Stockholders shall, in order to be entitled to have Stock transferred, deliver on no less than 20 days' notice from the Transferring Stockholder certificates representing the shares of Stock to be transferred, duly endorsed for transfer, free and clear of all liens, restrictions, claims and encumbrances, except under applicable securities laws and this Agreement.

         SECTION 3.05. EXCEPTIONS TO RESTRICTIONS. Notwithstanding any other provision of this Agreement (other than Section 4.05), the following transfers of Stock may be consummated without restriction:

                  (a) Transfers of Stock of an Original Stockholder, representing an aggregate of not more than 40% of the Stock held by such Original Stockholder, to the trustees of a trust revocable by him alone, the beneficiaries of which consist solely of the Original Stockholder and transferees enumerated in Subsection (d) below;

                  (b) Transfers of Stock between an Original Stockholder and his guardian or conservator;

                  (c) Transfers of Stock of a deceased Original Stockholder to his executors or administrators or to trustees under his will and thereafter to transferees enumerated in Subsection (d) below;

                  (d) Transfers of Stock of an Original Stockholder, representing an aggregate of not more than 40% of the Stock held by such Original Stockholder, to the Original Stockholder's spouse, to any of his children or their issue (or to custodians for the benefit of minor children or issue), or to the Original Stockholder's parents or siblings;

                  (e) Transfers of Stock by Boston Ventures to any of its partners in accordance with the terms of its Agreement of Limited Partnership; and

                  (f) Transfers of Stock by a Stockholder to Boston Ventures at the Subsequent Closing pursuant to the Investment Agreement.



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         All Stock transferred pursuant to this Section shall remain subject to the restrictions contained herein applicable to the initial Stockholders in the hands of the transferee, PROVIDED, HOWEVER, that such Stock may not be further transferred, except to a person or entity to which the initial Stockholders could have transferred such Stock pursuant to Subsections (a) through (e) above, without first complying with the provisions of Sections 3.02.

         SECTION 3.06. LEGENDS. All certificates representing shares of Stock issued to a Stockholder shall bear substantially the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS CONTAINED IN A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED WITHOUT COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY.

         SECTION 3.07. FAILURE TO DELIVER SHARES. If any Stockholder fails to deliver the shares of Stock to be acquired by the Company or any Stockholder hereunder, the acquiror may elect to establish a segregated account in the amount of the price to be paid therefor, such account to be turned over to the Transferring Stockholder upon delivery of the certificates representing the shares of Stock as required herein. If a segregated account is so established, the Company shall take such action as is appropriate to transfer record title of the shares of Stock from the Transferring Stockholder to the acquiror. Each Stockholder hereby irrevocably grants the Company a power of attorney to effectuate the purposes of this Section.



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ARTICLE IV.  MISCELLANEOUS.
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         SECTION 4.01.  NOTICES. All notices to a party hereunder shall be in writing and shall be deemed to have been adequately given if delivered in person, by facsimile transmission with receipt acknowledged or by delivery by a recognized courier for overnight delivery, or mailed, certified mail, return receipt requested, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto).

         The Company:                 Sygnet Wireless, Inc.
                                      6550-B Seville Drive
                                      Canfield, Ohio 44406
                                      Attention: Craig T. Sheetz
                                      Fax:  (330) 565-9557

                                      With a copy to:

                                      William Bavinger, Esquire
                                      Bryan Cave LLP
                                      700 13th Street, N.W.
                                      Washington, D.C. 20005
                                      Fax:  (202) 508-6200

         J.D. Williamson, II:         c/o Sygnet Wireless, Inc.
                                      6550-B Seville Drive
                                      Canfield, Ohio  44406
                                      Fax:  (330) 565-9557

                                      With a copy to:

                                      Ralph A. Beard, Esquire
                                      Harrington & Mitchell, Ltd.
                                      1200 Mahoning Bank Building
                                      Youngstown, Ohio  44503
                                      Fax:  (330) 744-2029

         Warren P. Williamson, III:   c/o Sygnet Wireless, Inc.
                                      6550-B Seville Drive
                                      Canfield, Ohio  44406
                                      Fax:  (330) 565-9557

                                      With a copy to:
                                      Ralph A. Beard, Esquire
                                      Harrington & Mitchell, Ltd.
                                      1200 Mahoning Bank Building
                                      Youngstown, Ohio  44503
                                      Fax:  (330) 744-2029



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         Boston Ventures:             Boston Ventures Limited
                                      Partnership V
                                      21 Custom House Street
                                      Boston, Massachusetts  02110
                                      Attention: John Hunt
                                      Fax:  (617) 737-3709

         With a copy to:              Stephen M. L. Cohen, Esquire
                                      Choate, Hall & Stewart
                                      Exchange Place
                                      Boston, Massachusetts  02109
                                      Fax: (617) 248-4000

or, if the address of a Stockholder is not included herein, at the address of such Stockholder on the Company's stock records.

         SECTION 4.02. BINDING EFFECT AND BENEFIT. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Stockholders and their respective heirs, legal representatives, successors and assigns, subject to the restrictions on transfer contained herein.

         SECTION 4.03. WAIVERS, ENTIRE AGREEMENT, MODIFICATIONS. No party shall be deemed to waive any rights hereunder unless such waiver is in writing and signed by the Company, Stockholders owning a majority of the shares of Common Stock held by the Stockholders, and Investors holding a majority of the shares of Common Stock held by the Investors. A waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

         SECTION 4.04. GOVERNING LAW, CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

         SECTION 4.05. TRANSFEREES OF STOCKHOLDERS. No Stockholder shall transfer any Stock (except to the Company) unless the person, firm, corporation or other entity so acquiring such Stock shall first become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement as a Stockholder. The Company shall not transfer any shares of Stock on its books which have been transferred in violation of this Agreement, or to treat as the owner of such shares of Stock, or to accord the right to vote as such owner or to pay dividends to, any person or entity to which any such shares of Stock shall have been transferred,



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from and after any transfer of any share of Stock made in violation of this
Agreement.

         SECTION 4.06. SPECIFIC PERFORMANCE. The parties hereto agree that the other parties and the Company shall be irreparably harmed if the provisions of this Agreement are not performed. Accordingly, in the event of any violation or threatened violation of any provision hereof by any party hereto, each other party shall, in addition to all other rights and remedies of such parties, be entitled to injunctive relief and specific performance of the provisions of this Agreement.

         SECTION 4.07. REPRESENTATIONS OF STOCKHOLDERS. Each Stockholder represents and warrants to each other party that such Stockholder is not bound by any agreement or commitment that conflicts with or would interfere with the performance of such Stockholder's obligations under this Agreement.

         SECTION 4.07. STOCKHOLDERS' LOCK-UP AGREEMENT. Each Original Stockholder agrees that such Stockholder will adhere to the restrictions contained in Section 12 of the Registration Rights Agreement dated June 20, 1997 between the Company and Boston Ventures, as amended or replaced from time to time, in the circumstances described therein, as if such Original Stockholder was a party thereto.

         SECTION 4.08. TERMINATION. Except for Article II and Section 4.07, this Agreement shall terminate upon the initial registered underwritten public offering of the Company's Common Stock, in which the aggregate proceeds to the Company of the offering are not less than $25,000,000.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date and year first above written.

                                         SYGNET WIRELESS, INC.

                                         By_________________________________
                                                                 (Title)

                                         ___________________________________
                                         J.D. Williamson, II

                                         ___________________________________
                                         Warren P. Williamson, III

                                         BOSTON VENTURES LIMITED PARTNERSHIP V
                                         By:  Boston Ventures Company V, L.L.C.,
                                              Its General Partner

                                         By_________________________________
                                                                 (Title)



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